Exhibit 32.2

USA COMPRESSION PARTNERS, LP

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of USA Compression Partners, LP (the “Partnership”) for the quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph C. Tusa, Jr., as Vice President, Chief Financial Officer and Treasurer of USA Compression GP, LLC, the general partner of the Partnership’s general partner, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)         the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Joseph C. Tusa, Jr.
Joseph C. Tusa, Jr.
Vice President, Chief Financial Officer and Treasurer

November 7, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.